Exhibit 99.1

Press Release

COSTCO WHOLESALE CORPORATION ANNOUNCES REAUTHORIZATION OF STOCK REPURCHASE PROGRAM AND QUARTERLY CASH DIVIDEND INCREASE

ISSAQUAH, Wash., April 26, 2019 - Costco Wholesale Corporation (“Costco” or the “Company”) (NASDAQ: COST) today announced that its Board of Directors has reauthorized a common stock repurchase program of up to $4 billion. This program will expire in April 2023 and replaces the current $4 billion program (which expired earlier this month), which had unused authorization of approximately $2.2 billion. The Board of Directors also declared a quarterly cash dividend on Costco common stock, including a quarterly increase from 57 to 65 cents per share, or $2.60 per share on an annualized basis. The dividend is payable May 24, 2019, to shareholders of record at the close of business on May 10, 2019.

Costco currently operates 770 warehouses, including 535 in the United States and Puerto Rico, 100 in Canada, 39 in Mexico, 28 in the United Kingdom, 26 in Japan, 15 in Korea, 13 in Taiwan, 10 in Australia, two in Spain, and one each in Iceland and France. Costco also operates e-commerce sites in the U.S., Canada, the United Kingdom, Mexico, Korea, and Taiwan.

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs), the ability to remediate material weaknesses in internal control, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law.

CONTACTS:	Costco Wholesale Corporation

    Richard Galanti, 425/313-8203

    Bob Nelson, 425/313-8255

    David Sherwood, 425/313-8239

    Josh Dahmen, 425/313-8254